Exhibit 99.2

Statement Under Oath of Principal Executive Officer
and Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Tom Linebarger, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Cummins Inc., and, except as corrected or supplemented in a subsequent covered report:
.

no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form
8-K or definitive proxy materials, as of the date on which it was filed); and

.

no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":
.	2001 Annual Report on Form 10-K filed with the Commission of Cummins Inc.
.	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Cummins Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and
.	any amendments to any of the foregoing.

/s/Tom Linebarger Tom Linebarger Vice President and Chief Financial Officer (Principal Financial Officer) August 14, 2002	Subscribed and sworn to and before me this 14th day of August 2002. /s/ Susan Henderson Susan Henderson Notary Public County of Residence: Bartholomew My Commission Expires: July 14, 2006